UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2005

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2005, UIL Holdings Corporation (UIL Holdings or the Registrant) amended the UIL Holdings 1999 Amended and Restated Stock Plan, effective as of May 1, 2005, to provide that in the event a participant’s employment (or service as a Director) terminates due to death, disability, retirement or termination with UIL Holdings’ consent, any restricted stock or restricted stock units not yet vested will immediately vest upon such termination. A copy of the first amendment to the UIL Holdings 1999 Amended and Restated Stock Plan is attached hereto as exhibit 10.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2005, UIL Holdings amended its By-Laws, as approved by its Board of Directors, to change the number of directors who will constitute the entire Board of Directors from twelve to eleven. A copy of the amendment to the UIL Holdings By-Laws is attached hereto as exhibit 3.

Item 8.01 Other Events.

On July 25, 2005, the UIL Holdings’ Board of Directors declared a quarterly dividend of $0.72 per share on its common stock. This dividend is payable October 1, 2005 to shareowners of record at the close of business September 7, 2005.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits - The following exhibit is filed as part of this report:

3	Amendment to Bylaws of UIL Holdings Corporation, dated July 27, 2005.
10	First Amendment to the UIL Holdings Corporation 1999 Amended and Restated Stock Plan, dated July 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 7/29/05	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

3	Amendment to Bylaws of UIL Holdings Corporation, dated July 27, 2005.
10	First Amendment to the UIL Holdings Corporation 1999 Amended and Restated Stock Plan, dated July 26, 2005.